UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2007

DECKERS OUTDOOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-22446	95-3015862
(Commission File Number)	(IRS Employer Identification No.)

495A South Fairview Avenue, Goleta, California	93117
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code     (805) 967-7611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On May 9, 2007, the stockholders of Deckers Outdoor Corporation (the “Company”) approved an amendment to the Company’s 2006 Equity Incentive Plan (the “2006 Plan”), the key provisions of which amendment are to (i) require that awards under the 2006 Plan to our non-employee directors be administered by an independent committee of the Board of Directors; (ii) prohibit repricing of option awards made under the 2006 Plan; (iii) require a minimum restriction of one year in the case of performance-based awards and of three years in the case of tenure awards under the 2006 Plan; (iv) permit a term of greater than ten years for awards or grants under the 2006 Plan, other than Incentive Stock Options; and (v) eliminate the discretionary authority of the administrator of the 2006 Plan to adjust the number of shares or price of an award or grant under the 2006 Plan in the event of a change in the capitalization of the Company.

The principal features of the 2006 Plan, as amended, are summarized under the caption “Proposal 2 – Amendment to the 2006 Equity Incentive Plan” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 9, 2007 (“2007 Proxy Statement”), and such summary is incorporated herein by reference. The description of the 2006 Plan contained herein and incorporated by reference from the 2007 Proxy Statement does not purport to be a complete description of the 2006 Plan and is qualified in its entirety by reference to the plan document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2007, the Company’s Board of Directors, upon recommendation of its Compensation Committee, adopted four new types of long-term incentive award agreements under the 2006 Plan for issuance to the Company’s current and future executive officers.  The new award types consist of a “Level 1” and “Level 2” Stock Appreciation Right (“SAR”) Award and a “Level 1” and “Level 2” Restricted Stock Unit (“RSU”) Award.  Level 1 SAR and RSU awards vest only if the Company meets certain revenue and diluted earnings per share objectives by the fiscal year ended December 31, 2011 and the executive provides continuous service to the Company through such date.  Level 2 SAR and RSU awards vest only if the Company meets certain revenue and diluted earnings per share objectives by the fiscal year ended December 31, 2016 and the executive provides continuous service to the Company through such date. Level 1 and Level 2 SAR Awards have a contract term of 10 and 15 years, respectively.

Neither of these new types of SAR or RSU awards vest unless both criteria of executive service and Company financial performance are met. However, if, in connection with an acquisition or other change of control of the Company, an RSU Award or SAR Award is assumed or replaced by the acquiring company, then the award (or its replacement) continues to vest according to its original schedule, based solely on the executive’s continuing service, and without regard to meeting the award’s original performance goals.  In addition, vesting of each type of award is accelerated in full in the event that the Company is acquired and, within 12 months of such acquisition, the executive is terminated by the acquiring company without “Cause” or if the executive is “Constructively Terminated” (as such terms are defined in the 2006 Plan).

Forms of the Level 1 and Level 2 RSU Awards and Level 1 and Level 2 SAR Awards are filed as Exhibits 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K. The description of each of these forms of award contained herein does not purport to be a complete description of each type of award and is qualified in its entirety by reference to the award documents filed herewith.

Following its approval of the form of each new type of long-term incentive award, the Board of Directors, upon recommendation of its Compensation Committee, made the following grants of Level 1 and Level 2 SAR Awards and RSU Awards to the following executive officers of the Company, in the share amounts set forth in the table below:

		Level 1		Level 2
Name	Position	SAR	RSU	SAR	RSU
Angel Martinez	President and Chief Executive Officer	100,000	12,500	100,000	12,500
Zohar Ziv	Chief Financial Officer and Executive Vice President, Finance & Administration	25,000	3,500	25,000	3,500
Constance Rishwain	President, UGG and Simple Divisions	25,000	3,500	25,000	3,500
Colin Clark	Senior Vice President, International	25,000	3,500	25,000	3,500
Peter Worley	President, Teva Division	25,000	3,500	25,000	3,500
Patrick Devaney	Senior Vice President, Global Sourcing, Production and Development	25,000	3,500	25,000	3,500

Item 9.01.              Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
10.1†

Deckers Outdoor Corporation 2006 Equity Incentive Plan, as amended (Incorporated by reference to Appendix A to the registrant’s definitive proxy statement filed with the Securities and Exchange Commission on April 9, 2007.

10.2*†	Form of Restricted Stock Unit Award Agreement (Level 1) Under 2006 Equity Incentive Plan

10.3*†	Form of Restricted Stock Unit Award Agreement (Level 2) Under 2006 Equity Incentive Plan

10.4*†	Form of Stock Appreciation Rights Award Agreement (Level 1) Under 2006 Equity Incentive Plan

10.5*†	Form of Stock Appreciation Rights Award Agreement (Level 2) Under 2006 Equity Incentive Plan

*    filed herewith

†    Management compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECKERS OUTDOOR CORPORATION

Date: May 11, 2007	/s/ Zohar Ziv
Zohar Ziv
Chief Financial Officer and Executive Vice President, Finance & Administration